Exhibit 10.7

LOAN AGREEMENT

THIS AGREEMENT is made and entered into as the 7th day of December, 2010, by and between the Economic Development Authority in and for the City of Coon Rapids (the “EDA”) and Biovest International, Inc. (the “Borrower”);

ARTICLE 1

Definitions

Section 1.1. Definitions. In this Agreement, unless a different meaning clearly appears from the context:

“Borrower” means Biovest International, Inc.

“City” means the City of Coon Rapids

“Development Property” means the real property described as TRACT B R.L.S. NO 86.

“EDA” means The Economic Development Authority in and for the City of Coon Rapids.

“Initial Disbursement Date” means the date of the first disbursement of any Loan Proceeds by the EDA to the Borrower.

“Leveraged Funds” means the funds described in Section 2.2. of this Agreement.

“Loan” means the funds loaned by the EDA to the Borrower pursuant to this Agreement.

“Loan Proceeds” means the funds disbursed to the Borrower pursuant to this Agreement and any proceeds thereof.

“Project” “Project” means the Borrower’s construction of tenant improvements to the real property it leases at 8500 Evergreen Boulevard NW, Coon Rapids, MN 55433 as generally discussed in the application for MIF which resulted in the Grant Agreement.

“Termination Date” means the date of the final payment made to the EDA.

ARTICLE 2

Financing for Project

Section 2.1. Project Financing. The Borrower has secured a commitment for the financing necessary to complete the Project, in a form and under conditions satisfactory to the EDA and the Borrower.

Section 2.2. Borrower’s Equity and Other Financing. The Borrower shall commit no equity and not less than $1,100,000 of other financing (exclusive of the Loan) to be used for the completion of the Project. In addition to this loan, project financing is also being provided by the landlord’s tenant improvements and a loan from the Minnesota Investment Fund, administered by the City, in an amount of $250,000.

Section 2.3. Loan. The EDA shall make a loan to the Borrower of not more than $103,000 for tenant improvements at property it leases at 8500 Evergreen Boulevard NW, Coon Rapids, MN 55433. The Loan includes the repayment of $3,000 for costs incurred by the EDA to process the loan application.

ARTICLE 3

Loan Terms and Conditions

Section 3.1. Basic Loan Terms. The principal amount of the Loan shall not exceed $103,000. The Loan terms may not be modified without prior written approval from the EDA. The Loan shall be used exclusively for the purposes stated in Section 2.3. The detailed Loan terms are set forth in Article 5 of this Agreement.

Section 3.2. Prepayment. Prepayment of the Loan may occur at any time during the Loan without penalty.

Section 3.3. Assignment. If, prior to the Termination Date, the Borrower sells, conveys, transfers or disposes of the Development Property, or any part thereof or interest therein, or enters into an agreement to do any of the foregoing, the Borrower shall immediately repay all amounts then outstanding on the Loan. This shall be in addition to any other remedies at law or equity available to the EDA.

Section 3.4. Termination. This Agreement shall automatically terminate without any notice to Borrower: (1) if no Loan Proceeds have been disbursed to the Borrower prior to March 31, 2011; or (2) if: (a) the Borrower has not received any disbursement of Loan Proceeds from the EDA; and (b) the Borrower fails to pay its debts as they become due, makes an assignment for the benefit of its creditors, admits in writing its inability to pay its debts as they become due, files a petition under any chapter of the Federal Bankruptcy Code or any similar law, state or federal, now or hereafter existing, becomes “insolvent” as that term is generally defined under the Federal Bankruptcy Code, files an answer admitting insolvency or inability to pay its debts as they become due in any involuntary bankruptcy case commenced against it, or fails to obtain a dismissal of such case within sixty (60) days after its commencement or convert the case from one chapter of the Federal Bankruptcy Code to another chapter, or is the subject of an order for relief in such bankruptcy case, or is adjudged a bankrupt or insolvent, or has a custodian, trustee, or receiver appointed for it, or has any court take jurisdiction of its property, or any part thereof, in any proceeding for the purpose of reorganization, arrangement, dissolution, or liquidation, and such custodian, trustee, or receiver is not discharged, or such jurisdiction is not relinquished, vacated, or stayed within sixty (60) days of the appointment.

Section 3.5. Promissory Note, Security Agreement, & Business Subsidy Agreement. The Borrower shall execute a promissory note, security agreement, and business subsidy agreement as set forth in herein.

ARTICLE 4

Default and Collateral

Section 4.1. Default. The Borrower shall be in default under this Agreement upon the happening of any one or more of the following events:

(a) the Borrower fails to pay when due any amount payable on the Loan and such nonpayment is not remedied within ten (10) business days after written notice thereof to the Borrower and JMS Holdings, LLC, the owner of the Development Property (“JMS”) by the EDA;

(b) the Borrower is in breach in any material respect, of any obligation or agreement under this Agreement (other than nonpayment of any amount payable on the Loan) and remains in breach in any material respect for thirty (30) business days after written notice thereof to the Borrower and JMS, by the EDA; provided, however, that if such breach shall reasonably be incapable of being cured within such thirty (30) business days after notice, and if the Borrower commences and diligently prosecutes the appropriate steps to cure such breach, no default shall exist so long as the Borrower is proceeding to cure such breach;

(c) if any material covenant, warranty, or representation of the Borrower shall prove to be untrue in any material respect, provided such covenant, warranty or representation of the Borrower remains untrue in any material respect for thirty (30) business days after written notice thereof to the Borrower and JMS by the EDA; provided, however, that if such untruth shall reasonably be incapable of being corrected within such thirty (30) business days after notice, and if the Borrower commences and diligently prosecutes the appropriate steps to correct such untruth, no default shall exist so long as the Borrower is so proceeding to correct such untruth;

(d) the Borrower, on or after the Initial Disbursement Date, fails to pay its debts as they become due, makes an assignment for the benefit of its creditors, admits in writing its inability to pay its debts as they become due, files a petition under any chapter of the Federal Bankruptcy Code or any similar law, state or federal, now or hereafter existing, becomes “insolvent” as that term is generally defined under the Federal Bankruptcy Code, files an answer admitting insolvency or inability to pay its debts as they become due in any involuntary bankruptcy case commenced against it, or fails to obtain a dismissal of such case within sixty (60) days after its commencement or convert the case from one chapter of the Federal Bankruptcy Code to another chapter, or be the subject of an order for relief in such bankruptcy case, or be adjudged a bankrupt or insolvent, or has a custodian, trustee, or receiver appointed for it, or has any court take jurisdiction of its property, or any part thereof, in any proceeding for the purpose of reorganization, arrangement, dissolution, or liquidation, and such custodian, trustee, or receiver is not discharged, or such jurisdiction is not relinquished, vacated, or stayed within sixty (60) days of the appointment;

(e) a final judgment is entered against the Borrower that the EDA reasonably deems will have a material, adverse impact on the Borrower’s ability to comply with the Borrower’s obligations under this Agreement;

(f) the Borrower sells, conveys, transfers, encumbers, or otherwise disposes of all or any part of its interest in the Development Property or Equipment without the prior written approval of the EDA;

(g) the Borrower merges or consolidates with any other entity without the prior written approval of the EDA; or

(h) there is a loss, theft, substantial damage, or destruction of all or any part of the Collateral that is not remedied to the EDA’s satisfaction within sixty (60) business days after written notice thereof by the EDA to the Borrower.

Section 4.2. Remedies Upon Default.

(a) In the event of a default, the EDA shall have the right as its option and without demand or notice, to declare all or any part of the Loan immediately due and payable, and in addition to the rights and remedies granted hereby, the EDA shall have all of the rights and remedies available under the Uniform Commercial Code and any other applicable law.

(b) The Borrower agrees in the event of a default to make the Collateral available to the EDA. The Borrower agrees to pay the costs and expenses incurred by the EDA in enforcing its rights under this Agreement, including but not limited to the EDA’s attorneys fees. If any notice of sale, disposition or other intended action by the EDA is required by law to be given to the Borrower, such notice shall be deemed reasonably and properly given if mailed to the Borrower at the Development Property or at such other address of the Borrower as may be shown herein, at least fifteen (15) days before such sale, disposition or other intended action.

Section 4.3. Collateral. The Borrower shall grant to the EDA a first security interest in the equipment, pari passu with that granted to the City of Coon Rapids and the State of Minnesota, in an amount equal to the amount of the Loan disbursed hereunder and pursuant to the executed Security Agreement, as described in an exhibit attached to the Security Agreement.

Section 4.4. Default on Business Subsidy Act Requirements. (a) In the event of an Event of Default arising from a breach by the Borrower of any provision of Section 7.1 of this Agreement, if the implicit price deflator for government consumption expenditures and gross investment for state and local governments prepared by the Bureau of Economic Analysis of the United States Department of Commerce for the 12-month period ending March 31st of the previous year, exceeds five and one-half percent (5.5)% on the date of the earliest such Event of Default, the Borrower shall, in addition to any other payment required hereunder, pay to the EDA the difference between the present value of the interest actually paid and accrued on the Loan as of the date of the payment required by this Section 4.4, and the amount of interest that would have been paid and accrued on the Loan if the interest rate of the Loan at all times had been equal to the implicit price deflator on the date of the earliest Event of Default.

(b) Nothing in this Section 4.4 shall be construed to limit the EDA’s rights or remedies under any other provision of this Agreement, and the provisions of Section 4.4(a) are in addition to any other such right or remedy the EDA may have available.

ARTICLE 5

Loan Disbursement Provisions

Section 5.1. Payment Requisition Documentation and Format. Loan disbursements shall be for tenant improvement costs. The disbursements shall not exceed $103,000. The Loan shall be disbursed to the Borrower only after the EDA has received from the Borrower documentation of the expenditures for the aforementioned uses. Upon receipt of such documentation, the City will disburse an amount equal to the amount of the expenditures, up to a total disbursement amount of $103,000.

Section 5.2. Provision for Evidentiary Materials. No disbursements of Loan funds shall be made until all evidentiary materials required by the EDA have been submitted and approved by the EDA. These evidentiary materials shall include, but not necessarily be limited to, the materials described in Article 6 of this Agreement and the invoices described in Section 5.1.

Section 5.3. Project Time Frame. Borrower shall complete the project by December 31, 2011 and receive a certificate of occupancy.

Section 5.4. Loan Terms. The term of the Loan shall be amortized over two hundred forty (240) months, with a balloon payment on the one hundred twentieth (120) month. The loan term shall commence and interest shall accrue as of the Initial Disbursement Date. The Loan shall bear interest at a per annum rate as follows:

Months 1 – 60 at 2.5% interest

Months 61 – 80 at 5.0% interest

Months 81 – 100 at 7.0% interest

Months 101 – 120 at 9.0% interest

Section 5.5. Loan Repayments Schedule. Payments of principal and interest shall commence on the first day of the first month immediately following the Initial Disbursement Date, and shall continue on the first day of each and every month thereafter until paid in full. Such payments shall fully amortize the Loan over two hundred forty (240) months; provided, however, the entire remaining unpaid balance of principal and interest shall be due and payable in full on the first day of the one hundred twentieth (120) month following the Initial Disbursement Date.

Section 5.6. Leveraged Funds. The Leveraged Funds described in the Loan Application must be used for the same purposes and under the same terms, rates, and conditions as specified therein.

ARTICLE 6

Provision of Evidentiary Material Requirement

Section 6.1. Provision of Evidentiary Materials and Documentation of Use of Funds. In addition to those materials described in Section 5.2 of this Agreement, the Borrower shall provide the EDA with all evidentiary materials and necessary documentation that the Loan and the Leveraged Funds have been used for the items and purposes stated herein.

ARTICLE 7

Provision of Monitoring Information Related To Project Progress

Section 7.1. Provision of Progress Information. The Borrower shall provide to the EDA information for incorporation into progress reports, as required by the State and as needed by the EDA, to monitor project implementation for compliance with the Business Subsidy Act.

ARTICLE 8

Non-discrimination

Section 8.1. Nondiscrimination. The provisions of Minnesota Statutes, Section 181.59, which relate to civil rights and discrimination, shall be considered a part of this Agreement as though wholly set forth herein and the Borrower shall comply with each such provision throughout the term of this Agreement.

ARTICLE 9

Borrower’s Acknowledgments Representation, and Warranties

Section 9.1. Representations and Warranties. The Borrower warrants and represents, that:

(a) Representations, statements, and other matters provided by the Borrower relating to those activities of the Project to be completed by the Borrower, which were contained in the Grant Application, were true and complete in all material respects as of the date of submission to the EDA and that such representations, statements, and other matters are true as of the date of this Agreement and that there are no adverse material changes in the financial condition of the Borrower’s business.

(b) To the best of the Borrower’s knowledge, no member, officer, or employee of the EDA, or its officers, employees, designees, or agents, no consultant, member of the governing body of the EDA, and no other public official of the EDA, who exercises or has exercised any functions or responsibilities with respect to the Project during his or her tenure shall have any interest, direct or indirect, in any contract or subcontract, or the proceeds thereof, for work to be performed in connection with the Project or in any activity, or benefit there from, which is part of the Project.

(c) The Borrower acknowledges that the EDA relied in material part upon the assured completion of the Project to be carried out by the Borrower, and the Borrower warrants that said Project will be carried out as promised.

(d) The Borrower warrants that to the best of its knowledge, it has obtained all federal, state, and local governmental approvals, reviews, and permits required by law to be obtained in connection with the Project and has undertaken and completed all actions necessary for it to lawfully execute this Agreement as binding upon it.

(e) The Borrower warrants that it shall keep and maintain books, records, and other documents relating directly to the Leveraged Funds, and that any duly authorized representative of the EDA shall, at all reasonable times, have access to and the right to inspect, copy, audit, and examine all such books, records, and other documents of the Borrower until such time that the EDA has determined that all issues, requirements, and close-out procedures relating to or arising out of the Loan have been settled and completed.

(f) The Borrower warrants that it has fully complied with all applicable local, state, and federal laws pertaining to its business and will continue such compliance throughout the terms of this Agreement. If at any time notice of noncompliance is received by the Borrower, the Borrower agrees to take any necessary action to comply with the local, state, or federal law in question.

ARTICLE 10

Other Special Conditions

Section 10.1. Antitrust. The Borrower hereby assigns to the State of Minnesota any and all claims for overcharges as to goods and services provided in connection with this Agreement resulting from antitrust violations that arise under the antitrust laws of the United States or the antitrust laws of the State.

Section 10.2. Loan Closeout. The Borrower shall, provide the EDA with all documentation necessary to demonstrate that the Loan has been used for the items and purposes set forth in the Application.

Section 10.3. Review of Documents. The Borrower shall not be entitled to any disbursement of Loan Proceeds until the EDA’s legal counsel have reviewed and approved this Agreement and the exhibits attached hereto.

Section 10.4. Effect on Other Agreements. Nothing in this Agreement shall be construed to modify any term of any other agreement to which the EDA and the Borrower are parties.

Section 10.5. Release and Indemnification Covenants. Except for any breach of the representations and warranties of the EDA or the negligence or other wrongful act or omission of the following named parties, the Borrower agrees to protect and defend the EDA and the governing body members, officers, agents, servants, and employees thereof, now and forever, and further agrees to hold the aforesaid harmless from any claim, demand, suit, action, or other proceeding whatsoever by any person or entity whatsoever arising or purportedly arising from the acquisition, construction, installation, ownership, maintenance, and operation of the Development Property and the Borrower’s activities on the Development Property.

Section 10.6. Modifications. This Agreement may be modified solely through written amendments hereto executed by the Borrower and the EDA.

Section 10.7. Notices and Demands. Any notice, demand, or other communication under this Agreement by either party to the other shall be sufficiently given or delivered only if it is dispatched by registered or certified mail, postage prepaid, return receipt requested, or delivered personally:

(a)	as to the EDA:	Coon Rapids EDA
ATTN: City Manager
11155 Robinson Drive
Coon Rapids, MN 55433

(b)	as to the Borrower:	Sam Duffy
Biovest International
324 South Hyde Park Ave., Suite 350
Tampa, FL, 33606

Mark Hirschel
Biovest International
8500 Evergreen Blvd
Coon Rapids, MN 55433

(a)	as to JMS	JMS Holdings, LLC
Attn Jim Stanton
3200 Main St. NW
Coon Rapids, MN 55448

or at such other address with respect to any party as that party may, from time to time, designate in writing and forward to the others as provided in this Section 10.8.

Section 10.8. Conflict of Interests; Representatives Not Individually Liable. No officer or employee of the EDA may acquire any financial interest, direct or indirect, in this Agreement, the project site or in any contract related to the project site. No officer, agent, or employee of the EDA shall be personally liable to the Borrower or any successor in interest in the event of any default or breach by the EDA or for any amount that may become due to the Borrower or on any obligation or term of this Agreement.

Section 10.9. Binding Effect. The covenants and agreements in this Agreement shall bind and benefit the heirs, executors, administrators, successors, and assigns of the parties to this Agreement.

Section 10.10. Provisions Not Merged With Deed. None of the provisions of this Agreement are intended to or shall be merged by reason of any deed transferring any interest in the Development Property and any such deed shall not be deemed to affect or impair the provisions and covenants of this Agreement.

Section 10.11. Titles of Articles and Sections. Any titles of the several parts, Articles, and Sections of this Agreement are inserted only for convenience of reference and shall be disregarded in construing or interpreting any of its provisions.

Section 10.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument.

Section 10.13. Choice of Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the state of Minnesota without regard to its conflict of laws provisions. Any disputes, controversies, or claims arising out of this Agreement shall be heard in the state or federal courts of Minnesota, and all parties to this Agreement waive any objection to the jurisdiction of these courts, whether based on convenience or otherwise.

Section 10.14. Waiver. The failure or delay of any party to take any action or assert any right or remedy, or the partial exercise by any party of any right or remedy shall not be deemed to be a waiver of such action, right, or remedy if the circumstances creating such action, right, or remedy continue or repeat.

Section 10.15. Entire Agreement. This Agreement, with the exhibits hereto, constitutes the entire agreement between the parties pertaining to its subject matter and it supersedes all prior contemporaneous agreements, representations, and understandings of the parties pertaining to the subject matter of this Agreement.

Section 10.16. Separability. Wherever possible, each provision of this Agreement and each related document shall be interpreted so that it is valid under applicable law. If any provision of this Agreement or any related document is to any extent found invalid by a court or other governmental entity of competent jurisdiction, that provision shall be ineffective only to the extent of such invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other related document.

Section 10.17. Immunity. Nothing in this Agreement shall be construed as a waiver by the EDA of any immunities, defenses, or other limitations on liability to which the EDA is entitled by law, including but not limited to the maximum monetary limits on liability established by Minnesota Statutes, Chapter 466.

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IN WITNESS WHEREOF, the EDA has caused this Agreement to be duly executed in its name and behalf and the Borrower has caused this Agreement to be duly executed in its name and behalf as of the date first above written.

ECONOMIC DEVELOPMENT AUTHORITY IN AND FOR THE CITY OF COON RAPIDS

By:	/s/ Tim Howe
Tim Howe, Chair

By:	/s/ Denise Klint
Denise Klint, Secretary

BIOVEST INTERNATIONAL, INC.

By:	/s/ David Moser
Name:	David Moser
Its:	Secretary